Exhibit 99.1

Investor Relations Contacts:

Jeffrey Goldberger / Rob Fink

KCSA Strategic Communications

P: 212-896-1249 / 212-896-1206

Email: jgoldberger@kcsa.com / rfink@kcsa.com

NTELOS Holdings Corp. Reports

Third Quarter 2013 Operating Results

–Seventh Consecutive Quarter of Positive Net Adds

–Quarterly Adjusted EBITDA of $45.6 Million

–Company Declares Quarterly Dividend of $0.42 per Share

WAYNESBORO, Va. – November 5, 2013 – NTELOS Holdings Corp. (the “Company,” NASDAQ: NTLS), a leading regional provider of nationwide wireless voice and data communications and home to the “best value in wireless,” announced today operating results for its third quarter ended September 30, 2013.

Third Quarter Highlights

•	Operating revenues for the third quarter 2013 increased 14.4% to $130.9 million, compared to $114.5 million for the same period in 2012;

•	Subscriber revenues increased 14.4% to $73.7 million for the third quarter 2013, compared to $64.4 million for the third quarter 2012;

•	Total subscriber gross additions were 44,500 for the third quarter 2013, compared to 42,400 for the third quarter 2012 and 40,100 for the second quarter 2013; and

•	Total net subscriber additions were 2,300 for the third quarter 2013, marking the seventh straight quarter of positive subscriber growth.

“The favorable settlement with Sprint over disputes related to our Strategic Network Alliance announced last month capped off a successful third quarter of 2013. We believe the settlement ensures that our wholesale revenues will continue at levels consistent with recent quarters and, perhaps more importantly, establishes a foundation from which we will look to extend and expand our relationship,” said James A. Hyde, CEO of NTELOS Holdings Corp. “Meantime, we continue to be pleased with the growth of our retail business as we increased subscribers for the seventh straight quarter.”

Highlights from Operations

•	Retail revenues, which include subscriber and equipment revenue, increased 12.8% to $80.3 million for the third quarter 2013, compared to $71.1 million for the third quarter 2012;

•	Wholesale and other revenue derived primarily from the Company’s Strategic Network Alliance with Sprint were $50.6 million for the third quarter 2013 (inclusive of $9.0 million related to the Sprint settlement), compared to $43.3 million for the third quarter 2012; and

•	Adjusted EBITDA was $45.6 million for the third quarter 2013, compared to $31.9 million for the third quarter 2012.

Total Subscribers

•	Total subscribers were 457,100 as of September 30, 2013, compared to 430,300 for the same period of 2012;

•	Total subscriber gross additions for the third quarter were 44,500, compared to 42,400 for the same period of 2012

•	Blended ARPU increased 6.6% to $54.29 for the third quarter, compared to $50.93 for the same period in 2012; and

•	Total net subscriber additions for the third quarter were 2,300, compared to 5,500 for the same period of 2012.

Postpay Subscribers

•	Postpay subscriber gross additions for the third quarter 2013 were 20,000, compared to 22,000 for the third quarter 2012 and 16,300 for the second quarter 2013;

•	Net postpay subscriber additions were 400 for the third quarter 2013, compared to 4,900 for the third quarter 2012 and 200 for the second quarter 2013;

•	Postpay churn for the third quarter 2013 was 2.2%, compared to 2.0% for the third quarter 2012 and 1.8% for the second quarter of 2013;

•	Postpay ARPU increased 9.6% to $64.62 for the third quarter, compared to $58.97 for the same period in 2012; and

•	As of September 30, 2013, total postpay subscribers were 298,000.

Prepay Subscribers

•	Prepay subscriber gross additions for the third quarter 2013 were 24,500, compared to 20,400 for the third quarter 2012 and 23,800 for the second quarter 2013;

•	Net prepay subscriber additions were 1,900 for the third quarter 2013, compared to 600 for the third quarter 2012 and 3,600 for the second quarter 2013;

•	Prepay churn for the third quarter 2013 was 4.8%, compared to 4.7% for the third quarter 2012 and 4.4% for the second quarter of 2013;

•	Prepay ARPU increased 0.9% to $34.80 for the third quarter, compared to $34.50 for the same period in 2012; and

•	As of September 30, 2013, total prepay subscribers were 159,100.

Mr. Hyde concluded, “Looking ahead, we are implementing a number of initiatives that we expect will enhance our service offerings and value proposition. Our LTE roll out remains on schedule and we expect to launch the service in our first markets in the coming weeks. As we upgrade our network, we are optimizing our rate plans and expanding our smartphone lineup to better meet our customers’ needs and further support the resurgence of our retail business. Finally, as we announced last month, we are expanding our pilot program with DISH Network to provide fixed-mobile broadband services across larger portions of our footprint, with Phase II coverage of approximately 500,000 residents. Overall, we are excited about the direction of our business and will continue to take definitive actions to drive value for all key stakeholders.”

Net Income

Net income after net income attributable to noncontrolling interests was $10.6 million, or $0.48 per diluted share, for the third quarter 2013 compared to $4.6 million, or $0.22 per diluted share, for the third quarter 2012.

Declaration of Dividend

On October 23, 2013, the Company’s Board of Directors declared a quarterly cash dividend on its common stock in the amount of $0.42 per share to be paid on January 10, 2014 to stockholders of record on December 13, 2013.

Business Outlook

For the year ending December 31, 2013, the Company reiterates its full year 2013 Adjusted EBITDA guidance of between $150.0 million and $155.0 million. In addition, the Company expects its full year 2013 capital expenditures to be approximately $80.0 million (previous range was $75.0 million and $85.0 million).

Conference Call

The Company will host a conference call with investors and analysts to discuss its third quarter 2013 results this morning, November 5, 2013, at 11:00 a.m. ET. To participate, please dial 1-888-317-6016, 1-855-669-9657 in Canada and 1-412-317-6016 for international, approximately 10 minutes before the scheduled start of the call. The conference call and accompanying presentation will also be accessible live on the Investor Relations section of the Company’s website at http://ir.ntelos.com.

An archive of the conference call will be available online at http://ir.ntelos.com beginning approximately one hour after the call. A replay will also be available via telephone by dialing 1-877-344-7529, 1-855-669-9658 in Canada or 1-412-317-0088 internationally and entering access code 10035485 beginning approximately one hour after the call and continuing until November 20, 2013.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to NTELOS Holdings Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, gain/loss on sale of assets and derivatives, net income attributable to noncontrolling interests, other expenses/income, equity-based compensation charges and business separation charges.

ARPU, or average monthly revenue per user, is computed by dividing service revenues per period by the average number of subscribers during that period. Please see the footnotes in the exhibits for a complete definition of this measure.

Adjusted EBITDA is a key metric used by investors to determine if the Company is generating sufficient cash flows to continue to produce shareholder value, provide liquidity for future growth and continue to fund dividends. ARPU provides management with useful information concerning the appeal of the Company’s rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.

Adjusted EBITDA and ARPU are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Please refer to the exhibits and materials posted on the Company’s website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS), operating through its subsidiaries as “nTelos Wireless,” is headquartered in Waynesboro, VA, and provides high-speed, dependable nationwide voice and data coverage for approximately 457,100 retail subscribers based in Virginia, West Virginia and portions of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. The Company’s licensed territories have a total population of approximately 7.9 million residents, of which its wireless network covers approximately 6.0 million residents. The Company is also the exclusive wholesale provider of wireless digital PCS services to Sprint Corporation in the Company’s western Virginia and West Virginia service area for all Sprint CDMA wireless customers.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. There are important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements. We advise the reader to review in detail the cautionary statements and risk factors included in our SEC filings, including our most recent Annual Report filed on Form 10-K.

Exhibits:

•	Consolidated Balance Sheets

•	Consolidated Statements of Operations

•	Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

•	Key Metrics

•	ARPU Reconciliation

NTELOS Holdings Corp.

Condensed Consolidated Balance Sheets

	(Unaudited)	(Unaudited)
(In thousands)	September 30, 2013	December 31, 2012
ASSETS
Current Assets
Cash	$110,897	$76,197
Restricted cash	2,167	—
Accounts receivable, net	30,832	51,301
Inventories and supplies	14,468	9,581
Deferred income taxes	8,403	4,297
Prepaid expenses and other current assets	18,294	17,695

	185,061	159,071

Securities and Investments	1,499	1,499

Property, Plant and Equipment, net	312,486	303,103

Intangible Assets
Goodwill	63,700	63,700
Radio spectrum licenses	131,833	132,033
Customer relationships and trademarks, net	7,737	9,996

Deferred Charges and Other Assets	9,637	10,712

Total Assets	$711,953	$680,114

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$5,430	$5,429
Accounts payable	28,781	23,445
Dividends payable	9,029	—
Accrued expenses and other current liabilities	30,620	34,457

	73,860	63,331

Long-Term Debt	486,074	488,650

Other Long-Term Liabilities	104,285	83,598

Equity	47,734	44,535

Total Liabilities and Equity	$711,953	$680,114

NTELOS Holdings Corp.

Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	(Unaudited)		(Unaudited)
(In thousands, except per share amounts)	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Operating Revenues	$130,912	$114,466	$370,116	$336,591

Operating Expenses
Cost of sales and services	46,511	46,270	133,613	127,263
Customer operations	32,206	30,068	93,137	89,459
Corporate operations	8,214	8,599	23,878	24,908
Depreciation and amortization	16,559	15,810	55,458	45,818
Gain on sale of intangible assets	—	—	(4,442)	—

	103,490	100,747	301,644	287,448

Operating Income	27,422	13,719	68,472	49,143

Other Income (Expense)
Interest expense	(7,480)	(5,432)	(22,239)	(16,293)
Other income (expense), net	(431)	(50)	(649)	(156)

	(7,911)	(5,482)	(22,888)	(16,449)

Income before Income Taxes	19,511	8,237	45,584	32,694
Income Taxes	8,340	3,141	18,464	13,130

Net Income	11,171	5,096	27,120	19,564

Net Income Attributable to Noncontrolling Interests	(588)	(488)	(1,658)	(1,498)

Net Income Attributable to NTELOS Holdings Corp.	$10,583	$4,608	$25,462	$18,066

Earnings per Share Attributable to NTELOS Holdings Corp.:
Basic	$0.50	$0.22	$1.21	$0.87

Weighted average shares outstanding - basic	21,047	20,900	20,987	20,877

Diluted	$0.48	$0.22	$1.17	$0.85

Weighted average shares outstanding - diluted	21,910	21,375	21,708	21,317

Cash Dividends Declared per Share - Common Stock	$0.42	$0.42	$1.26	$1.26

NTELOS Holdings Corp.

Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net income attributable to NTELOS Holdings Corp.	$10,583	$4,608	$25,462	$18,066
Net income attributable to noncontrolling interests	588	488	1,658	1,498

Net income	$11,171	$5,096	$27,120	$19,564

Interest expense	7,480	5,432	22,239	16,293
Income taxes	8,340	3,141	18,464	13,130
Other expense, net	431	50	649	156

Operating income	$27,422	$13,719	$68,472	$49,143

Depreciation and amortization	16,559	15,810	55,458	45,818
Gain on sale of intangible assets	—	—	(4,442)	—
Accretion of asset retirement obligations	135	163	451	463
Equity-based compensation	1,442	1,478	4,223	4,683
Business separation charges [1]	—	684	—	1,604

Adjusted EBITDA	$45,558	$31,854	$124,162	$101,711

[1]	Charges for legal and consulting services in connection with the separation of the Company’s wireless and wireline operations.

NTELOS Holdings Corp.

Key Metrics

						Nine Months Ended
Quarter Ended:	9/30/2012	12/31/2012	3/31/2013	6/30/2013	9/30/2013	9/30/2012	9/30/2013
Subscribers
Beginning Subscribers	424,800	430,300	439,600	451,000	454,800	414,500	439,600
Postpay	285,400	288,900	297,400	299,700	298,700	292,400	297,400
Prepay	139,400	141,400	142,200	151,300	156,100	122,100	142,200

Gross Additions	42,400	46,200	48,500	40,100	44,500	125,100	133,100
Postpay	22,000	25,100	20,200	16,300	20,000	55,800	56,500
Prepay	20,400	21,100	28,300	23,800	24,500	69,300	76,600

Disconnections	36,900	36,900	37,100	36,300	42,200	109,300	115,600
Postpay	17,100	15,900	16,900	16,100	19,600	55,000	52,600
Prepay	19,800	21,000	20,200	20,200	22,600	54,300	63,000

Net Additions (Losses)	5,500	9,300	11,400	3,800	2,300	15,800	17,500
Postpay	4,900	9,200	3,300	200	400	800	3,900
Prepay	600	100	8,100	3,600	1,900	15,000	13,600

Ending Subscribers	430,300	439,600	451,000	454,800	457,100	430,300	457,100
Postpay	288,900	297,400	299,700	298,700	298,000	288,900	298,000
Prepay	141,400	142,200	151,300	156,100	159,100	141,400	159,100

Churn, net	2.9%	2.8%	2.8%	2.7%	3.1%	2.9%	2.8%
Postpay	2.0%	1.8%	1.9%	1.8%	2.2%	1.9%	2.0%
Prepay	4.7%	4.9%	4.6%	4.4%	4.8%	4.5%	4.6%

Other Items
ARPU	$50.93	$52.78	$53.87	$53.82	$54.29	$49.82	$53.99
Postpay	$58.97	$61.19	$62.67	$63.48	$64.62	$56.67	$63.59
Prepay	$34.50	$35.41	$35.85	$35.04	$34.80	$35.28	$35.21

Data ARPU	$20.25	$21.03	$21.86	$22.14	$22.35	$19.65	$22.12

Licensed Population (millions)	8.1	7.9	7.9	7.9	7.9	8.1	7.9

Covered Population (millions)	6.0	6.0	6.0	6.0	6.0	6.0	6.0

Total Cell Sites	1,396	1,429	1,431	1,432	1,434	1,396	1,434

SNA Revenues (000’s)	$41,626	$40,747	$40,152	$39,607	$48,644	$121,898	$128,403

NTELOS Holdings Corp.

ARPU Reconciliation

Average Monthly Revenue per User (ARPU) 1

	Three Months Ended		Nine Months Ended
(In thousands, except for subscribers and ARPU)	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Operating Revenues	$130,912	$114,466	$370,116	$336,591
Less: Equipment revenue from sales to new customers	(3,595)	(3,333)	(10,220)	(11,233)
Less: Equipment revenue from sales to existing customers	(2,946)	(3,416)	(8,458)	(11,722)
Less: Wholesale, other and adjustments	(50,142)	(42,380)	(132,239)	(124,277)

Gross subscriber revenue	74,229	65,337	219,199	189,359
Less: prepay subscriber revenue	(16,248)	(14,103)	(47,332)	(41,507)
Less: adjustments to prepay subscriber revenue	(230)	(434)	(1,012)	(1,469)

Gross postpay subscriber revenue	$57,751	$50,800	$170,855	$146,383

Prepay subscriber revenue	16,248	14,103	47,332	41,507
Plus: adjustments to prepay subscriber revenue	230	434	1,012	1,469

Gross prepay subscriber revenue	$16,478	$14,537	$48,344	$42,976

Average number of subscribers	455,724	427,610	451,077	422,351

Total ARPU	$54.29	$50.93	$53.99	$49.82

Average number of postpay subscribers	297,900	287,165	298,539	287,015

Postpay ARPU	$64.62	$58.97	$63.59	$56.67

Average number of prepay subscribers	157,824	140,446	152,537	135,336

Prepay ARPU	$34.80	$34.50	$35.21	$35.28

Gross subscriber revenue	74,229	65,337	219,199	189,359
Less: voice and other feature revenue	(43,672)	(39,366)	(129,408)	(114,653)

Data revenue	$30,557	$25,971	$89,791	$74,706

Average number of subscribers	455,724	427,610	451,077	422,351

Total Data ARPU	$22.35	$20.25	$22.12	$19.65

Gross postpay subscriber revenue	57,751	50,800	170,855	146,383
Less: postpay voice and other feature revenue	(36,652)	(33,028)	(108,774)	(95,950)

Postpay data revenue	$21,099	$17,772	$62,081	$50,433

Gross prepay subscriber revenue	16,478	14,537	48,344	42,976
Less: prepay voice and other feature revenue	(7,020)	(6,338)	(20,634)	(18,703)

Prepay data revenue	$9,458	$8,199	$27,710	$24,273

Average number of postpay subscribers	297,900	287,165	298,539	287,015

Postpay data ARPU	$23.61	$20.63	$23.11	$19.52

Average number of prepay subscribers	157,824	140,446	152,537	135,336

Prepay data ARPU	$19.98	$19.46	$20.18	$19.93

[1]	Average monthly revenue per user (ARPU) is computed by dividing service revenues per period by the average number of subscribers during that period. ARPU as defined may not be similar to ARPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPU in order to determine their effectiveness. ARPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.